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                            Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022





June 17, 1997



LCI International, Inc.
8180 Greensboro Drive, Suite 800
McLean, VA 22102

Re:  LCI International, Inc. -
         Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to LCI International, Inc., a Delaware corporation (the "Company"), in connection with the filing of a registration statement (Registration No. 33-96186, the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to the issuance by the Company of up to $300,000,000 aggregate principal amount of Senior Securities on a delayed or continuous basis pursuant to Rule 415 under the Act. The Registration Statement was declared effective by the Securities and Exchange Commission on March 10, 1997. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement. In addition, the Company's Board of Directors has authorized the issuance of up to an additional $50,000,000 aggregate principal amount of Senior Securities to be included in a registration statement filed pursuant to Rule 462(b) under the Act increasing the size of the offering registered under the Registration Statement, should the Company make such an election. All Senior Securities registered under the Registration Statement and any registration statement filed under Rule 462(b) relating to the same offering registered under the Registration Statement (a "Rule 462(b) Registration Statement") are herein called the "Senior Securities."

We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments

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relating  to the  incorporation  of the  Company  and to the  authorization  and issuance of the Senior Securities, and have made such investigations of law, as we have deemed necessary and advisable. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies. In rendering the opinions expressed below, we have relied on factual representations by Company officials and statements of fact contained in the documents we have examined.

Based upon the foregoing, we are of the opinion that:

1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. The Senior Securities, when executed and delivered in accordance with the terms of the Senior Indenture, authenticated by the Trustee in accordance with the terms of the Senior Indenture, and issued and delivered against payment therefor, will be legally issued and constitute valid and binding obligations of the Company entitled to the benefits of the Senior Indenture, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

We are members of the bar of the State of New York and we express no opinions as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and to any Rule 462(b) Registration Statement and to the reference to our firm under the

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heading "Legal Matters" in the Prospectus included in the Registration Statement and in any Rule 462(b) Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under
Section 7 of the Act.

Very truly yours,

/s/ Willkie Farr & Gallagher